                                                                    EXHIBIT 99.1

[CHARTER COMMUNICATIONS LOGO]

FOR IMMEDIATE RELEASE

              CHARTER COMMUNICATIONS, INC. ANNOUNCES FOURTH QUARTER
                           FINANCIAL RESULTS FOR 1999

ST. LOUIS, MO - February 16, 2000 - Charter Communications, Inc. (Nasdaq: CHTR) announced today financial results for the three months and the year ended December 31, 1999.

"Charter Communications ended 1999 with strong fourth quarter operating results and the company is in an excellent position to carry that momentum into 2000," said Jerald L. Kent, President and CEO of Charter. "We continued to generate double-digit cash flow growth and once again will be among the industry leaders in internal customer growth." Charter reported that pro forma fourth quarter revenues and adjusted EBITDA were $763.1 million and $370.3 million, respectively, which were in line with expectations. Further, fourth quarter revenues and adjusted EBITDA grew 9.9% and 12.3%, respectively, and internal customer growth was 3.1% over the year-ago period for those cable systems owned or managed by Charter during the comparable periods.

"A key contributor to our growth was the successful rollout of new products and services such as digital video and high-speed Internet offerings," said Kent. "By year-end 1999, pro forma for the recently completed Bresnan Communications acquisition, we increased the number of digital video customers to approximately 155,000 and increased the number of high-speed data customers to approximately 66,000, both of which significantly exceeded our expectations. We will continue to aggressively launch these new services during 2000 so that by year-end, we will be able to offer digital video to over 70% of our customers and high-speed data to over 60% of our customers. Our marketing and execution efforts have been rewarded and we believe that we can exceed our anticipated new service penetration levels in 2000 without negatively affecting our expected operating cash flow." Charter served approximately 6,138,000 basic cable customers at December 31, 1999, pro forma to include the Bresnan customers.

"The past twelve months have been a dynamic period of growth for Charter. We successfully integrated the operations of Marcus Cable, as evidenced by the dramatic improvement in the performance of these systems since we took over their management. In addition, we announced and completed a dozen acquisitions representing 3.8 million customers at a cost of approximately $14 billion, completed the third largest high-yield bond offering in history and raised $3.7 billion in one of the largest IPOs ever," Kent said. He continued, "While our transactions generate the headlines, I am even more proud that we were able to maintain our focus on operations during this period. We exceeded our expectations in our core holdings while continuing to integrate each acquisition into the Charter style of management."


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PRO FORMA OPERATING RESULTS FOR 1999

The pro forma 1999 results discussed below reflect the merger of the Marcus Cable systems, the eleven acquisitions of cable systems completed during 1999, the Bresnan Communications acquisition completed in February 2000 and the issuance of senior notes in January 2000. All transactions are treated as if they had occurred on January 1, 1999.

                          Charter Communications, Inc.
                  Pro Forma Statement of Operations (Unaudited)
                      For the Year Ended December 31, 1999
                          (Dollar amounts in millions)

Revenues:
     Basic                                               $  2,112.9
     Premium                                                  262.7
     Pay-per-view                                              52.0
     Advertising saes                                         130.6
     Digital                                                   18.6
     Cable modem                                               20.3
     Other                                                    328.6
                                                         ----------
        Total revenues                                   $  2,925.7
                                                         ----------
Operating Expenses:
    Programming                                               733.4
    General and administrative                                462.7
    Service                                                   160.3
    Marketing                                                  66.8
    Other operating expenses                                   77.7
                                                         ----------
        Total operating expenses                         $  1,500.9
                                                         ----------
Adjusted EBITDA                                             1,424.8

Corporate Expense Charges                                     109.5
Management Fee Expense                                         14.7
Stock Option Compensation Expense                              80.0
Other Expense                                                   1.5
                                                         ----------
EBITDA                                                   $  1,219.1
                                                         ==========



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             Pro Forma Balance Sheet and Operating Data (Unaudited)
                             As of December 31, 1999
                          (Dollar amounts in millions)

Long-Term Debt                                              $      11,025
Homes Passed                                                    9,852,800
Basic Customers                                                 6,138,200
Premium Subscriptions                                           3,144,400
Digital Video Customers                                           155,400
Cable Modem Customers                                              65,600


Pro forma revenues and adjusted EBITDA for 1999, by quarter, are detailed as follows:

                                                Basic                                          Adjusted
           Three Months Ended                Customers (a)               Revenues               EBITDA
           ------------------                -------------               --------               ------

           December 31, 1998                   6,032,500
           March 31, 1999                      6,050,500                 $   711.2             $   346.0
           June 30, 1999                       6,104,000                     720.9                 348.1
           September 30, 1999                  6,122,700                     730.5                 360.4
           December 31, 1999                   6,138,200                     763.1                 370.3
                                                                         ---------             ---------
              Total                                                      $ 2,925.7             $ 1,424.8
                                                                         =========             =========

(a) Basic customers, as previously reported, have been adjusted as a result of applying standard cable industry methodology to calculate equivalent bulk subscribers for certain of the cable systems acquired during the fourth quarter of 1999.


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COMPARABLE OPERATING RESULTS FOR THE FOURTH QUARTER

The following information presents the operating results for the fourth quarter of 1999 as compared to the fourth quarter of 1998 for the cable systems owned or managed as of October 1, 1998. For this analysis, the results of the Marcus Cable systems are included as Charter began managing these systems on October 6, 1998.

                          Charter Communications, Inc.
             Statements of Operations and Operating Data (Unaudited)
                (Dollar amounts in millions, except per customer)

                                                           Three Months                  Three Months
                                                               Ended                        Ended
                                                         December 31, 1999            December 31, 1998
                                                         -----------------            -----------------
Revenues:

      Basic                                                $         203.6            $         187.5
      Premium                                                         25.1                       25.7
      Pay-per-view                                                     5.3                        4.5
      Advertising sales                                               13.7                        9.6
      Digital                                                          2.3                        0.1
      Cable modem                                                      2.6                        0.7
      Other                                                           38.3                       36.6
                                                           ---------------            ---------------
              Total revenues                                         290.9                      264.7
                                                           ---------------            ---------------
Operating Expenses:
      Programming                                                     67.0                       60.9
      General and administrative                                      53.3                       48.4
      Service                                                         17.9                       20.7
      Marketing                                                        3.4                        3.9
      Other operating expenses                                         7.6                        4.6
                                                           ---------------            ---------------
              Total operating expenses                               149.2                      138.5
                                                           ---------------            ---------------
Adjusted EBITDA                                            $         141.7            $         126.2
                                                           ===============            ===============

Homes Passed                                                     3,863,400                  3,786,300
Basic Customers                                                  2,274,000                  2,205,500
Basic Penetration                                                     58.9%                      58.2%
Premium Subscriptions                                            1,398,800                  1,232,500
Digital Video Customers                                             53,900                        460
Cable Modem Customers                                               30,000                      4,900
Average Monthly Revenue
  per Customer                                             $         42.64           $          40.01



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Revenues increased by $26.2 million or 9.9% when comparing the revenues for the three months ended December 31, 1999 to the results for the comparable systems for the three months ended December 31, 1998. This increase is due to a net gain of approximately 68,500 or 3.1% basic customers between quarters and retail rate increases implemented in certain of the Company's systems. The net gain of 3.1% for basic customer growth between the comparable periods was the weighted average of 3.6% customer growth from the Charter systems and 2.4% growth experienced by the Marcus Cable systems. In addition, the Company has increased its ratio of premium subscriptions to basic customers from 0.56 to 1.00 to 0.62 to 1.00 as a result of marketing multiple premium subscriptions in a packaged format at a discounted retail rate.

Total operating expenses increased approximately $10.7 million or 7.7% when comparing the operating expenses for the quarter ended December 31, 1999 to the results for the same systems for the quarter ended December 31, 1998. This increase is primarily due to increases in license fees paid for programming as a result of additional subscribers, new channels launched and increases in the rates paid for programming services. The Company believes that the increases in programming expense are consistent with industry-wide increases.

The Company experienced growth in adjusted EBITDA of approximately $15.5 million or 12.3% when comparing adjusted EBITDA for the quarter ended December 31, 1999 to the results for the same systems for the quarter ended December 31, 1999. Adjusted EBITDA margin increased from 47.7% to 48.7% when comparing the similar periods.

NEW PRODUCTS AND SERVICES

Charter offers its customers a full array of traditional cable television services and we have begun to offer advanced high bandwidth services such as high-speed Internet access. We plan to continually enhance and upgrade these services, including adding new programming and other telecommunications services.

Charter is in the process of introducing a variety of new or expanded products and services beyond the traditional offerings of analog television programming for the benefit of both our residential and commercial customers. These new products and services are as follows:

     - Digital television and its related enhancements;
     - High-speed Internet access via cable modems;
     - Internet access through television-based service;
     - Dial-up Internet access; and
     - Interactive programming.


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The following statistics for homes passed and number of customers is pro forma to include the merger of the Marcus Cable systems, the eleven acquisitions of cable systems completed during 1999 and the Bresnan acquisition completed in February 2000. All transactions are treated as if they had occurred on January 1, 1999.

                                                        December 31,           September 30,          June 30,
                                                           1999                    1999                 1999
                                                           ----                    ----                 ----
DIGITAL VIDEO
Homes Passed                                             4,675,000              2,965,000             2,063,000
Digital Customers                                          155,400                113,700                86,800
Digital Penetration                                            3.3%                   3.8%                  4.2%


CABLE MODEM-BASED INTERNET ACCESS
Homes Passed                                            3,468,000               2,919,000             2,889,000
Cable Modem Customers                                      65,600                  47,900                33,700
Penetration                                                   1.9%                    1.6%                  1.2%

TELEVISION-BASED INTERNET ACCESS
Homes Passed                                              429,000                 282,000               245,000
Customers                                                   7,100                   6,200                 4,300
Penetration                                                   1.7%                    2.2%                  1.8%

DIAL-UP INTERNET ACCESS
Homes Passed                                              954,000                 774,000                530,000
Customers                                                  18,800                  17,700                 16,200
Penetration                                                   2.0%                    2.3%                   3.1%



"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Charter Communications' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission.

Charter Communications (Nasdaq: CHTR) is a Wired World(TM) company offering a full range of traditional cable television services. The Company has also begun to offer services including digital cable television, high-speed Internet access and television-based Internet access and is introducing interactive video programming. All of these services are important steps toward the realization of the Wired World vision where cable's ability to transmit voice, video and data at high speeds will enable it to serve as the primary platform for the delivery of new services to the home and workplace. Charter is the fourth largest operator of cable television systems in the United States.


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For more information about Charter Communications, Inc., visit the Company's web site at http://www.chartercom.com.

                                      # # #

                    For further information, please contact:

Analysts and Investors:                              Media:
Ralph G. Kelly                                       Andy Morgan
Senior Vice President - Treasurer                    Communications Manager
314-543-2388                                         314-543-2217
rkelly@chartercom.com                                amorgan@chartercom.com